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                                                                    Exhibit 23.1

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Quadrax Corporation 1993 Stock Plan of Quadrax Corporation of our report dated February 25, 1994, with respect to the consolidated financial statements of Quadrax Corporation included in its Annual Report (Form 10-KSB) for the year ended January 2, 1994, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


ERNST & YOUNG LLP
Providence, Rhode Island
July 31, 1995












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